Exhibit 16

POWER OF ATTORNEY - Innovation Fund/Global Technology Fund Transaction

We, the undersigned Trustees and officers of PIMCO Funds: Multi-Manager Series (the “Trust”), hereby severally constitute and appoint each of E. Blake Moore, Newton B. Schott, Jr., R. Wesley Burns, Jeffrey M. Sargent and Stephen King, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our name and in the capacities indicated below, any and all Registration Statements of the Trust on Form N-14, all Pre-Effective Amendments to any Registration Statements of the Trust, any and all subsequent Post-Effective Amendments to said Registration Statements, and any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the securities regulators of the appropriate states and territories, and generally to do all such things in our name and on our behalf in connection therewith as said attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney lawfully could do or cause to be done by virtue hereof.

Name:	Capacity:	Date:

/s/ E. Blake Moore, Jr. E. Blake Moore, Jr.	President	December 21, 2004

/s/ Donald P. Carter Donald P. Carter	Trustee	December 21, 2004

/s/ E. Philip Cannon E. Philip Cannon	Trustee	December 21, 2004

/s/ Gary A. Childress Gary A. Childress	Trustee	December 22, 2004

/s/ Theodore J. Coburn Theodore J. Coburn	Trustee	December 21, 2004

/s/ W. Bryant Stooks W. Bryant Stooks	Trustee	December 21, 2004

/s/ Gerald M. Thorne Gerald M. Thorne	Trustee	December 21, 2004

/s/ David C. Flattum David C. Flattum	Trustee	December 31, 2004

/s/ John P. Hardaway John P. Hardaway	Treasurer and Principal Financial and Accounting Officer	December 21, 2004